                                                                   Exhibit 25(a)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)______

                           --------------------------

                  BANK ONE TRUST COMPANY, National Association
               (Exact name of trustee as specified in its charter)

    A National Banking Association                        31-0838515
                                                       (I.R.S. employer
                                                       identification number)

   100 East Broad Street, Columbus, Ohio                  43271-0181
  (Address of principal executive offices)                (Zip Code)

                  Bank One Trust Company, National Association
                        1 Bank One Plaza, Suite IL1-0126
                          Chicago, Illinois 60670-0126
                Attn: Steven M. Wagner, Director, (312) 407-1819
            (Name, address and telephone number of agent for service)

                           --------------------------

                             NORWEST FINANCIAL, INC.
               (Exact name of obligor as specified in its charter)

         Iowa                                            42-1186565
   (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                        identification number)

   206 Eighth Street
   Des Moines, Iowa                                            50309
   (Address of principal executive offices)                    (Zip Code)

                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.

Item 16. LIST OF EXHIBITS. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.


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                  7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 20th day of March, 2000.

                      Bank One Trust Company, National Association,
                      Trustee

                      By  /S/ STEVEN M. WAGNER
                          ---------------------------
                           Director





*EXHIBITS 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE DOW CHEMICAL COMPANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999.

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                          March 20, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Norwest Financial, Inc., and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,

                                    Bank One Trust Company, National Association


                           By:      /S/ STEVEN M. WAGNER
                                    ---------------------------------
                                            Director

                                    EXHIBIT 7

Legal Title of Bank:   Bank One, NA                       Call Date: 12/31/99
Address:               1 Bank One Plaza, Ste 0303            ST-BK:  17-1630
City, State  Zip:      Chicago, IL  60670                    FFIEC 031 Page RC-1
FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                           Dollar Amounts in thousands       C400
                                                                                           RCFD     BIL MIL THOU          ----------
                                                                                           ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCFD
    a. Noninterest-bearing balances and currency and coin(1) ..................            0081        5,055,227             1.a
    b. Interest-bearing balances(2)............................................            0071        6,267,008             1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..............            1754                0             2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............            1773       10,171,065             2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                 1350        9,133,306             3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCFD
    RC-C)......................................................................            2122       54,113,895             4.a
    b. LESS: Allowance for loan and lease losses...............................            3123          485,672             4.b
    c. LESS: Allocated transfer risk reserve...................................            3128                0             4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCFD
       reserve (item 4.a minus 4.b and 4.c)....................................            2125       53,628,223             4.d
5.  Trading assets (from Schedule RD-D)........................................            3545        5,625,628             5.
6.  Premises and fixed assets (including capitalized leases) ..................            2145          728,892             6.
7.  Other real estate owned (from Schedule RC-M) ..............................            2150            2,661             7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................            2130          225,055             8.
9.  Customers' liability to this bank on acceptances outstanding ..............            2155          318,645             9.
10. Intangible assets (from Schedule RC-M).....................................            2143          222,903            10.
11. Other assets (from Schedule RC-F)..........................................            2160        2,515,075            11.
12. Total assets (sum of items 1 through 11)...................................            2170       93,893,688            12.


------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:    Bank One, NA                  Call Date: 12/31/99 ST-BK:
Address:                1 Bank One Plaza, Ste 0303           17-1630 FFIEC 031
City, State  Zip:       Chicago, IL  60670                   Page RC-2
FDIC Certificate No.:   0/3/6/1/8

SCHEDULE RC-CONTINUED


                                                                                                 DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
                                                                                                   ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                             RCON
       from Schedule RC-E, part 1)...............................                        2200        26,310,375    13.a
       (1) Noninterest-bearing(1)................................                        6631        11,553,564    13.a1
       (2) Interest-bearing......................................                        6636        14,756,811    13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                          RCFN
       IBFs (from Schedule RC-E, part II)... ....................                        2200        28,917,958    13.b
       (1) Noninterest bearing...................................                        6631           623,837    13.b1
       (2) Interest-bearing......................................                        6636        28,294,121    13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                       RCFD 2800    9,453,894    14
15. a. Demand notes issued to the U.S. Treasury                                          RCON 2840    1,263,434    15.a
    b. Trading Liabilities(from Schedule RC-D)..................................         RCFD 3548    3,262,946    15.b

16. Other borrowed money:                                                                RCFD
    a. With original maturity of one year or less................                        2332        12,462,976    16.a
    b. With original  maturity of more than one year.............                        A547         1,049,525    16.b
    c. With original maturity of more than three years ..........                        A548           477,923    16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding .....                        2920           318,645    18.
19. Subordinated notes and debentures............................                        3200         3,250,000    19.
20. Other liabilities (from Schedule RC-G).......................                        2930         1,377,838    20.
21. Total liabilities (sum of items 13 through 20)...............                        2948        88,145,514    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................                        3838                 0    23.
24. Common stock.................................................                        3230           200,858    24.
25. Surplus (exclude all surplus related to preferred stock) ....                        3839         3,660,673    25.
26. a. Undivided profits and capital reserves....................                        3632         2,057,661   26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities................................................                        8434          (170,996)  26.b
    c. Accumulated net gains (losses) on cash flow hedges........                        4336                 0   26.c
27. Cumulative foreign currency translation adjustments .........                        3284               (22)  27.
28. Total equity capital (sum of items 23 through 27) ...........                        3210         5,748,174   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)........................                        3300        93,893,688   29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
    bank by independent external                                                                                    Number
    auditors as of any date during 1996  . . . . . . . . . . . . . . . . . . . . . . . .RCFD 6724 . . . /   NA   /  M.1.
1 =  Independent audit of the bank conducted in accordance         4 =   Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company         5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which         6 =   Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                              7 =   Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.